EXHIBIT 99.1

VOTING AGREEMENT

AGREEMENT, dated as of [●], 2019 among L. Lowry Baldwin (the “Lowry Baldwin Holder”), and Baldwin Insurance Group Holdings, LLC, Millennial Specialty Holdco, LLC, Elizabeth H. Krystyn, Laura R. Sherman, Trevor L. Baldwin, Kristopher A. Wiebeck, John A. Valentine, Daniel Galbraith, Bradford L. Hale, Joseph D. Finney, Christopher J. Stephens and James Roche (the “BRP Holders,” and together with the Lowry Baldwin Holder, each a “Holder”).

WHEREAS, BRP Group, Inc. (“Pubco”) intends to consummate an initial public offering (the “IPO”) of its Class A Common Stock, par value $0.01 per share (“Class A Common Stock”), and, pursuant to a reorganization agreement, immediately prior to the IPO, the Holders and the other holders of equity in Baldwin Risk Partners, LLC, a Delaware limited liability company will receive new units in Baldwin Risk Partners, LLC and an equivalent number of shares of Class B Common Stock, par value $0.0001 per share, of Pubco (the “Class B Common Stock,” and together with the Class A Common Stock, the “Shares”); and

WHEREAS, the Holders desire to effect an agreement that during any period following completion of the IPO, the BRP Holders will, as set forth below, agree to vote in the same manner as the Lowry Baldwin Holder.

NOW, THEREFORE, the parties hereto agree as follows:

ARTICLE 1

VOTING AGREEMENT; GRANT OF PROXY

Section 1.01. Voting Agreement. In connection with any meeting of the shareholders of Pubco or any written consent of shareholders of Pubco (each, a “Vote”), each BRP Holder hereby agrees to vote or exercise its right to consent in the manner directed by the Lowry Baldwin Holder in connection with any such Vote.

Section 1.02. Irrevocable Proxy. Each BRP Holder hereby revokes any and all previous proxies granted with respect to the Shares held by it. By entering into this Agreement, each BRP Holder hereby grants a proxy appointing the Lowry Baldwin Holder as such BRP Holder’s attorney-in-fact and proxy, with full power of substitution, for and in such BRP Holder’s name, to vote, express consent or dissent, or otherwise to utilize such voting power in the manner contemplated by Section 1.01 above as the Lowry Baldwin Holder or its proxy or substitute shall, in the Lowry Baldwin Holder’s sole discretion, deem proper with respect to the Shares. The proxy granted by each BRP Holder pursuant to this Article 1 is irrevocable and indefinite in duration, and is granted in consideration of the agreements made by the Lowry Baldwin Holder in connection with formation of Pubco and facilitation of the IPO. The proxy granted by each BRP Holder shall extend until the termination of this Agreement in accordance with its terms, even if such period is in excess of three years.

ARTICLE 2

REPRESENTATIONS AND WARRANTIES OF THE HOLDERS

Section 2.01. Corporation Authorization. Each Holder that is not a natural person represents and warrants to each of the other Holders and Pubco that such Holder is validly organized and existing under the laws of its state of organization and has all requisite power and authority to execute and deliver this Agreement, to perform fully its obligations hereunder and to consummate the transactions contemplated hereby, and that this Agreement constitutes the valid and binding agreement of such Holder.

Section 2.02. Non-Contravention. Each Holder represents and warrants to each of the other Holders and Pubco that the execution, delivery and performance by such Holder of this Agreement and the consummation of the transactions contemplated hereby do not and will not (i) contravene or conflict with, or constitute a violation of, any organizational documents of such Holder; (ii) if such Holder is not a natural person, contravene or conflict with, or constitute a violation of, any material applicable law or any material agreement or order binding on such Holder; or (iii) result in the imposition of any Lien (as defined below) on any asset of such Holder.

Section 2.03. Ownership of Shares. Each Holder represents and warrants to each of the other Holders and Pubco that such Holder is the record and beneficial owner of all of the Shares owned by them on the date hereof, any and all liens, charges, security interests, options, claims, mortgages, pledges, proxies, voting trusts or agreements, obligations, understandings or arrangements or other restrictions on title or transfer of any nature whatsoever (collectively, “Liens”) and any other limitation or restriction (including any restriction on the right to vote or otherwise dispose of the Shares), other than transfer restrictions under applicable securities laws. None of the Shares is subject to any voting trust or other agreement or arrangement with respect to the voting of such Shares.

ARTICLE 3

MISCELLANEOUS

Section 3.01. Other Definitional and Interpretative Provisions. Unless specified otherwise, in this Agreement the obligations of any party consisting of more than one person are joint and several. The words “hereof”, “herein” and

“hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof. References to Articles, Sections, Exhibits and Schedules are to Articles, Sections, Exhibits and Schedules of this Agreement unless otherwise specified. All Exhibits and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized terms used in any Exhibit or Schedule but not otherwise defined therein, shall have the meaning as defined in this Agreement. Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”, whether or not they are in fact followed by those words or words of like import. “Writing”, “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. References to any agreement or contract are to that agreement or contract as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof. References to any Person (as defined below) include the successors and permitted assigns of that Person. References from or through any date mean, unless otherwise specified, from and including or through and including, respectively. For the purposes of this Agreement, “Person” shall mean any natural person or any corporation, partnership, joint venture or enterprise, limited liability company, unincorporated association, trust, estate, governmental entity or other entity or organization, and shall include the successor (by merger or otherwise) of any entity or organization.

Section 3.02. Further Assurances. Each party to this Agreement, at any time and from time to time upon the reasonable request of another party to this Agreement, shall promptly execute and deliver, or cause to be executed and delivered, all such further instruments and take all such further actions as may be reasonably necessary or appropriate to confirm or carry out the purposes and intent of this Agreement.

Section 3.03. Expenses. All costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.

Section 3.04. Governing Law. This Agreement shall be governed by, construed and enforced in accordance with the laws of the State of Delaware, without regard to the conflicts of law rules of such state.

Section 3.05. Consent to Jurisdiction. The parties hereto agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought in the Delaware Chancery Court, and that any cause of action arising out of this Agreement shall be deemed to have arisen from a transaction of business in the State of Delaware, and each of the parties hereby irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court.

Section 3.06. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 3.07. Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any person or entity or any circumstance, is found to be invalid or unenforceable in any jurisdiction, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other persons, entities or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

Section 3.08. Counterparts. This Agreement may be executed (including by facsimile transmission) with counterpart pages or in one or more counterparts, each of which shall be deemed an original and all of which shall, taken together, be considered one and the same agreement, it being understood that both parties need not sign the same counterpart.

Section 3.09. Entire Agreement. This Agreement constitutes the entire agreement and understanding among the parties hereto and supersedes all prior and contemporaneous agreements and understanding, both oral and written, among the parties hereto with respect to the subject matter hereof.

Section 3.10. Amendments; Waiver. Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement or in the case of a waiver, by the party against whom the waiver is to be effective.

Section 3.11. Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement is not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof in addition to any other remedy to which they are entitled at law or in equity.

Section 3.12. Termination. This Agreement will automatically terminate and be of no force and effect if (a) the closing of the IPO does not occur within twelve months from the date of this Agreement; (b) the Lowry Baldwin Holder ceases to hold any Shares or (c) the Lowry Baldwin Holder terminates this Agreement by written notice to each Holder.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

L. LOWRY BALDWIN

By:
Name:
Title:

BALDWIN INSURANCE GROUP HOLDINGS, LLC

By:
Name:
Title:

MILLENNIAL SPECIALTY HOLDCO, LLC

By:
Name:
Title:

ELIZABETH H. KRYSTYN

By:
Name:
Title:

LAURA R. SHERMAN

By:
Name:
Title:

TREVOR L. BALDWIN

By:
Name:
Title:

[Signature Page to the Voting Agreement (Lowry)]

KRISTOPHER A. WIEBECK

By:
Name:
Title:

JOHN A. VALENTINE

By:
Name:
Title:

DANIEL GALBRAITH

By:
Name:
Title:

BRADFORD L. HALE

By:
Name:
Title:

JOSEPH D. FINNEY

By:
Name:
Title:

CHRISTOPHER J. STEPHENS

By:
Name:
Title:

JAMES ROCHE

By:
Name:
Title:

[Signature Page to the Voting Agreement (Lowry)]